EXHIBIT 7.19

Execution Copy

THOMAS H. LEE EQUITY FUND VI, L.P.
THOMAS H. LEE PARALLEL FUND VI, L.P.
THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
THOMAS H. LEE EQUITY FUND VI INVESTORS (MONEYGRAM), LLC
THL OPERATING PARTNERS, L.P.
THL COINVESTMENT PARTNERS, L.P.
GREAT-WEST INVESTORS, L.P.
PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

March 7, 2011

SPCP Group, LLC
2 Greenwich Plaza
Greenwich, CT 06830

Ladies and Gentlemen:

Reference is made to that certain letter agreement (as amended from time to time (including pursuant to this letter agreement), the “December 2009 Letter Agreement”), dated December 2, 2009, by and between SPCP Group, LLC (“SPCP”) and the parties listed under the heading “THL” on the signature pages hereto (“THL”) and that certain Recapitalization Agreement  (as amended from time to time, the “Recapitalization Agreement”), dated as of the date hereof, by and between MoneyGram International, Inc. (“MGI”) and the Investors party thereto.  All capitalized terms not defined herein shall have the meanings ascribed to them in the Recapitalization Agreement.

SPCP and THL hereby agree as provided below.

1.
Sections 2 and 3 of December 2009 Letter Agreement.  Subject to the closing of the Recapitalization and the conversion of all shares of Series B Preferred Stock of MGI held by SPCP or any of its affiliates into Common Stock of MGI, at the start of the day on the nine (9) month anniversary of the Recapitalization Agreement Closing Date, the provisions of Sections 2 and 3 of the December 2009 Letter Agreement shall terminate in full and have no further force or effect.  Such termination shall not affect the rights and obligations of the parties in respect of any breach of Section 2 or Section 3 prior to the date of termination.  Notwithstanding any other provision of the December 2009 Letter Agreement or this letter agreement, SPCP shall have no obligation under Section 3 (Co-Exit Rights) of the December 2009 Letter Agreement to sell or Transfer any Shares that, in SPCP’s reasonable judgment, could result in a disgorgement of profits under Rule 16(b) under the

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Securities Exchange Act of 1934, as amended, or constitute a violation of applicable law; provided, however, that SPCP will be obligated to effect such sale or Transfer on the same terms and conditions as soon as such sale or Transfer will not result in disgorgement of profits under Rule 16(b) under the Securities Exchange Act of 1934, as amended, or constitute a violation of applicable law.

2.
Recapitalization Agreement Shares.  For the avoidance of doubt, all MGI shares issued to SPCP and THL pursuant to the Recapitalization Agreement shall be subject to the December 2009 Letter Agreement, and all such shares, and any shares into which such shares are converted, shall constitute Shares pursuant to the December 2009 Letter Agreement.

3.
Recapitalization Agreement Notices.  THL shall arrange to have furnished to SPCP as promptly as practicable a copy of any notices addressed to the THL Investors that are received in respect of the Recapitalization Agreement, in each case, if such notice is not already addressed to SPCP or its counsel, and a copy of any notices issued in respect of the Recapitalization Agreement by any of the THL Investors (other than SPCP) to any of the other parties to the Recapitalization Agreement.

4.	Termination. In the event the Recapitalization Agreement is terminated prior to the Closing Date, this letter agreement shall terminate in full and have no further force or effect.

5.
Miscellaneous.  This letter agreement, together with the December 2009 Letter Agreement, the Registration Rights Agreement, the Shareholders’ Agreement and the Recapitalization Agreement, represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supercedes any prior or contemporaneous agreements relating thereto.  This letter agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles thereof relating to conflict of laws.  This agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.  In the event that any provision of this letter agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Please confirm your agreement and acceptance of the foregoing by signing below where indicated and returning a signed copy to the undersigned.

Very truly yours,

“THL”

THOMAS H. LEE EQUITY FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:
Name:
	Title:	Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:
Name:
	Title:	Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P. By: THL EQUITY ADVISORS VI, LLC, its general partner By: THOMAS H. LEE PARTNERS, L.P., its sole member By: THOMAS H. LEE ADVISORS, LLC, its general partner

By:
Name:
	Title:	Managing Director

[Signature Page to March 2011 THL - Silver Point Letter Agreement]

“THL” (continued)

GREAT WEST INVESTORS L.P.

By	THOMAS H. LEE ADVISORS, LLC its attorney-in-fact

By:
Name:
	Title:	Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC

By	PUTNAM INVESTMENTS HOLDINGS, LLC its managing member
By	PUTNAM INVESTMENTS, LLC its managing member
By	THOMAS H. LEE ADVISORS, LLC its attorney-in-fact

By:
Name:
	Title:	Managing Director

THL COINVESTMENT PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P. its general partner
By:	THOMAS H. LEE ADVISORS, LLC its general partner

By:
Name:
	Title:	Managing Director

[Signature Page to March 2011 THL - Silver Point Letter Agreement]

“THL” (continued)

THL OPERATING PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P. its general partner
By:	THOMAS H. LEE ADVISORS, LLC its general partner

By:
Name:
	Title:	Managing Director

THL EQUITY FUND VI INVESTORS
(MONEYGRAM), LLC

By: THL EQUITY ADVISORS VI, LLC,
       its general partner
By: THOMAS H. LEE PARTNERS, L.P.,
       its sole member
By: THOMAS H. LEE ADVISORS, LLC,
       its general partner

By:
Name:
	Title:	Managing Director

[Signature Page to March 2011 THL - Silver Point Letter Agreement]

Confirmed and agreed to as of the date first set forth above:

SPCP GROUP, LLC By: Silver Point Capital, L.P. Its Investment Manager

By:
Name:
	Title:	Authorized Signatory

[Signature Page to March 2011 THL - Silver Point Letter Agreement]